Exhibit 99.1

(212) 455-2000


                                                  September 23, 1999




Chase Manhattan Bank USA,
  National Association
802 Delaware Avenue
Wilmington, Delaware 19801

                   Re:    Chase Credit Card Master Trust
                          Asset Backed Certificate and Chase
                          Credit Card Owner Trust Asset-Backed Notes

Ladies and Gentlemen:

              We have acted as counsel for Chase Manhattan Bank USA, National Association, a banking corporation organized under the laws of the United States (the "Bank"), in connection with the filing by the Bank, on behalf of the Chase Credit Card Master Trust (the "Master Trust") and Chase Credit Card Owner Trust (the "Owner Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "1933 Act") of a Registration Statement on Form S-3, Registration No. 333-74303 (as the same became effective under the 1933 Act, the "Registration Statement"), registering both Asset-Backed Certificates representing undivided interests in certain assets of the Master Trust (the "Certificates") and Asset-Backed Notes secured by the Certificate (the "Notes"). The Certificates of a particular Series will be issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 1996 (the "Pooling and Servicing Agreement") among the Bank, The Chase Manhattan Bank and The Bank of New York, as Trustee (the "Trustee"), and filed as Exhibit 4.1 to the Registration Statement, and a related Series Supplement to the Pooling and Servicing Agreement (a "Series Supplement") between the Bank and the Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement. The Notes will be issued under an Indenture (the "Indenture") between the Owner Trust and The Bank of New York, as Indenture Trustee.

              The Bank proposes to issue and sell, on behalf of the Master Trust, the series 1999-3 certificate (the "Certificate") and, on behalf of the Owner Trust, $850,000,000 6.66% Class A Asset Backed Notes, Series 1999-3, $48,295,000 6.95% Class B Asset Backed Notes, Series 1999-3, and $67,615,000 Class C Floating Rate Asset Backed Notes, Series 1999-3, (collectively, the "Notes"). The Certificate will be issued pursuant to the Pooling and Servicing Agreement and a related Series Supplement. The Notes

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will be issued under an Indenture (the "Indenture") between the Owner Trust and The Bank of New York, as Indenture Trustee.

              We have examined the Registration Statement, the Pooling and Servicing Agreement, the form of Series Supplement (in the form in which we expect that it will be executed and delivered by the parties thereto) and the form of the Indenture (in the form in which we expect that it will be executed and delivered by the parties thereto). We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Bank.

              In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

              We also have assumed that at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will be the valid and legally binding obligation of The Bank of New York.

              We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will have been duly authorized, executed and delivered by the Owner Trust and (2) execution, delivery and performance by the Owner Trust of the Indenture and the Notes will not violate the laws of Delaware or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

              Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

              1. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Bank, and assuming that the Pooling and Servicing Agreement is the valid and legally binding obligation of the Trustee, the Pooling and Servicing Agreement constitutes a binding obligation of the Bank.

              2. When the Series Supplement relating to the Certificate has been executed and delivered by each of the Bank and the Trustee, such Series Supplement will constitute a binding obligation of the Bank.

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              3.      When the Certificate has been duly executed and
       authenticated in accordance with the terms of the Pooling and Servicing Agreement and the related Series Supplement and when such Certificate has been issued and delivered as contemplated by the Registration Statement, such Certificate will be validly issued, fully paid and nonassessable and outstanding and entitled to the benefits provided for by the Pooling and Servicing Agreement and such Series Supplement.

              4. When the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Purchase Agreement relating to the sale of the Notes, the Notes will be fully paid and nonassessable and will constitute binding obligations of the Owner Trust.

              Our opinions set forth above in paragraphs 1, 2, and 4 are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

              The statements set forth in the prospectus dated September 21, 1999 (the "Prospectus") under the caption "Tax Matters," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. We hereby confirm the opinions expressly set forth under the caption "Tax Matters" in the Prospectus.

              We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.














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             We hereby consent to the filing of this opinion letter as an exhibit to the Form 8-K filing by the Bank and to the use of our name under the captions "Legal Matters" and "Tax Matters" in the Prospectus.

                                          Very truly yours,



                                          SIMPSON THACHER & BARTLETT







































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